CMA ARIZONA

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA ARIZONA MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-116,179,710	240,107,447	120,053,725	236,233,435	1,008,871		237,242,306
	Terry K. Glenn	-115,783,246	240,107,447	120,053,725	235,836,971	1,405,335		237,242,306
	Cynthia A. Montgomery	-115,928,896	240,107,447	120,053,725	235,982,621	1,259,685		237,242,306
	Charles C. Reilly	-116,042,056	240,107,447	120,053,725	236,095,781	1,146,525		237,242,306
	Kevin A. Ryan	-116,026,227	240,107,447	120,053,725	236,079,952	1,162,354		237,242,306
	Roscoe S. Suddarth	-115,877,991	240,107,447	120,053,725	235,931,716	1,310,590		237,242,306
	Richard R. West	-116,246,591	240,107,447	120,053,725	236,300,316	941,990		237,242,306
	Edward D. Zinbarg	-116,163,881	240,107,447	120,053,725	236,217,606	1,024,700		237,242,306

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-64,518,595	240,107,447	160,071,631	224,590,226	5,874,993	6,777,088	237,242,307
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-104,164,947	240,107,447	120,053,725	224,218,672	6,328,626	6,695,009	237,242,307
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG